Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-189961 and 333-131929) of Chase Corporation of our report dated November 27, 2018, except for the change in composition of reportable segments discussed in Note 11 to the consolidated financial statements, as to which the date is November 13, 2019, relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts

November 12, 2020